EXHIBIT 21


                           Subsidiaries of the Registrant
                           ------------------------------

       Name of Subsidiary                           Jurisdiction of Organization
       ------------------                           ----------------------------

Silgan Containers Corporation                                 Delaware

Silgan Containers Manufacturing Corporation                   Delaware

Silgan LLC                                                    Delaware

Silgan Corporation                                            Delaware

Silgan Can Company                                            Delaware

Silgan Plastics Corporation                                   Delaware

RXI Plastics, Inc.                                            Delaware

827599 Ontario Inc.                                           Ontario, Canada

Silgan Plastics Canada Inc.                                   Ontario, Canada

828745 Ontario Inc.                                           Ontario, Canada